Exhibit 99.1

NEUROLOGIX ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

FORT LEE, N.J. (May 12, 2008) Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the first quarter ended March 31, 2008.

For the three months ended March 31, 2008, the Company reported a net loss of $1.8 million, as compared with a net loss of $1.5 million for the first quarter of 2007. The Company reported a net loss applicable to common stock for the three months ended March 31, 2008 of $2.4 million, or $0.09 per basic and diluted share, as compared with a net loss applicable to common stock of $1.8 million, or $0.07 per basic and diluted share, for the same period in 2007. The net loss applicable to common stock includes charges of approximately $0.6 million, or $0.02 per basic and diluted share, for the three months ended March 31, 2008, and approximately $0.3 million, or $0.01 per basic and diluted share, for the three months ended March 31, 2007.  These charges are related to preferred stock dividends in connection with the Company’s Series D Convertible Preferred Stock and the Company’s Series C Convertible Preferred Stock.

Neurologix had cash and cash equivalents of approximately $18 million at March 31, 2008.  On April 29, 2008, the Company announced it had completed a private placement of an additional $5 million of Series D Convertible Preferred Stock (the “Series D Stock”) at a price of $35 per share.  Each share of Series D Stock is convertible into 30.17 shares of common stock of the Company.  In addition, the Company issued to the purchaser of the Series D Stock, warrants to purchase approximately 1,077,586 shares of its common stock at an exercise price of $1.39 per share.

John Mordock, President and Chief Executive Officer of Neurologix, noted that these first quarter financial results were consistent with the Company’s expectations.

“In March, we received authorization from the U.S. Food and Drug Administration for our planned Phase 2 clinical trial in Parkinson’s disease,” said Mr. Mordock. “This represents the crossing of a major hurdle for the development of our gene transfer approach to the treatment of this disease. We have been contracting with clinical sites and reviewing prospective trial subjects for this study, and expect to begin enrolling patients during the second quarter.”

The Neurologix Quarterly Report on Form 10-Q, with financial statements and management’s discussion of operations and results, can be found in the “Investors” section of the Company’s website at http://www.neurologix.net.

About Neurologix

Neurologix, Inc. (NRGX.OB) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and Central Nervous System (CNS). Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. Current company programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s chorea, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.

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NRGX Announces First Quarter 2008 Results

Cautionary Statement Regarding Forward-looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact.  When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements.  These statements reflect the current view of the Company’s management with respect to future events.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues.  From inception through March 31, 2008, it incurred net losses and negative cash flows from operating activities of approximately $29.8 million and $23.8 million, respectively.  Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future.  Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future.  Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
At March 31, 2008, the Company had cash and cash equivalents of $18 million, which management believes will be sufficient to fund the Company’s operations through June 30, 2009.  The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology.  If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

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NRGX Announces First Quarter 2008 Results

•
There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 safety trial for the treatment of epilepsy.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements.  Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2007 Annual Report on Form 10-KSB.  Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

-- Financial tables follow--

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NRGX Announces First Quarter 2008 Results

NEUROLOGIX, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,974	$20,157
Prepaid expenses and other current assets	417	418
Total current assets	18,391	20,575
Equipment, less accumulated depreciation of $466 and $437 at March 31, 2008 and December 31, 2007, respectively	203	231
Intangible assets, less accumulated amortization of $136 and $127 at March 31, 2008 and December 31, 2007, respectively	626	623
Other assets	5	5
Total Assets	$19,225	$21,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$785	$1,265
Total liabilities	785	1,265

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A – Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at March 31, 2008 and December 31, 2007, with an aggregate liquidation preference of $1	-	-
Series C – Convertible, $0.10 par value; 700,000 shares designated, 291,878 and 295,115 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively with an aggregate liquidation preference of $6,572 and $6,529 at March 31, 2008 and December 31, 2007, respectively	29	30
Series D – Convertible, $0.10 par value; 792,100 shares designated, 592,041 and 597,149 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively with an aggregate liquidation preference of $22,865 and $22,673 at March 31, 2008 and December 31, 2007, respectively	59	60
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,632,808 issued and outstanding at March 31, 2008 and December 31, 2007	28	28
Additional paid-in capital	56,328	56,207
Deficit accumulated during the development stage	(38,004)	(36,156)
Total stockholders’ equity	18,440	20,169
Total Liabilities and Stockholders’ Equity	$19,225	$21,434

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NRGX Announces First Quarter 2008 Results

NEUROLOGIX, INC. (A Development Stage Company) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) (Amounts in thousands, except share and per share amounts)
	Three Months Ended March 31,		For the period February 12, 1999 (inception) through March 31, 2008
	2008	2007
Revenues	$-	$-	$-
Operating expenses:
Research and development	1,082	1,003	16,701
General and administrative expenses	922	656	14,118
Loss from operations	(2,004)	(1,659)	(30,819)

Other income (expense):
Dividend, interest and other income	156	115	1,400
Interest expense-related parties	-	-	(411)
Other income, net	156	115	989
Net loss	(1,848)	(1,544)	$(29,830)

Preferred stock dividends	(589)	(292)
Net loss applicable to common stock	$(2,437)	$(1,836)

Net loss applicable to common stock per share, basic and diluted	$(0.09)	$(0.07)

Weighted average common shares outstanding, basic and diluted	27,632,808	26,542,924

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